UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

____________________________

Spirit Airlines, Inc.

____________________________

(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1731 Radiant Drive
Dania Beach, Florida 33004
(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE(1)	New York Stock Exchange

(1) On December 5, 2024, the New York Stock Exchange (“NYSE”) filed a Form 25 for Spirit Airlines, Inc., a Delaware corporation (the “Company”) in connection with the delisting of the common stock, par value $0.0001, of the Company (the “Common Stock”) from NYSE. The delisting became effective ten days after the Form 25 was filed. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after the filing of the Form 25. The Common Stock began trading on the OTC Pink Market on November 19, 2024 under the symbol “SAVEQ”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on November 18, 2024, Spirit Airlines Inc. (the “Company”), and subsequently on November 25, 2024, its subsidiaries (such subsidiaries, each a “Debtor,” collectively with the Company, the “Debtors”), each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered for procedural purposes only under case number 24-11988 (SHL).

As also previously disclosed, on November 18, 2024, the Company entered into a Restructuring Support Agreement (the “RSA”) by and among the Company, certain of its subsidiaries and the Consenting Stakeholders (as defined therein). On November 26, 2024, the Debtors filed with the Bankruptcy Court a proposed pre-arranged plan of reorganization and the related disclosure statement (including all appendices, exhibits, schedules, and supplements thereto, and as altered, amended, supplemented, or otherwise modified from time to time in accordance therewith, the “Plan” or the “Disclosure Statement,” respectively) subject to confirmation by the Bankruptcy Court.

As previously disclosed by the Company in the Declaration of Fred Cromer in Support of the Chapter 11 Proceedings and First Day Pleadings (the “First Day Declaration”), filed with the Bankruptcy Court on November 18, 2024, the Company and Frontier Group Holdings, Inc. (“Frontier”) restarted negotiations in the summer of 2024 around a possible combination. Those discussions were discontinued and were no longer ongoing at the time of the First Day Declaration filing.

On January 7, 2025, Frontier submitted a proposal to the Debtors (the “Proposal”) that, if consummated, would result in a combination of the Debtors and Frontier. Under the terms of the Proposal, which was subject to various conditions, the Debtors’ stakeholders would receive $400 million principal amount of debt (whose material terms were not provided) issued by Frontier and 19.0% of Frontier’s common equity following the combination. The Proposal also required the Consenting Stakeholders to complete the Company’s previously announced equity rights offering of equity securities in an aggregate amount of $350 million, with the proceeds used to retire the Company’s debtor-in-possession facility, and any excess proceeds going to the combined company’s balance sheet.

The Company’s management and Board of Directors, consistent with their fiduciary duties, carefully reviewed the proposal in consultation with the Company’s external legal and financial advisors, as well as with advisors to the Consenting Stakeholders.

On January 8, 2025, as required by the RSA, the Debtors shared the Proposal with the advisors for certain holders of the Company’s (i) 8.00% Senior Secured Notes due 2025 (the holders, the “Senior Secured Noteholders”) and (ii) 4.75% Convertible Senior Notes due 2025 (the holders, the “2025 Convertible Noteholders”) and 1.00% Convertible Senior Notes due 2026 (the holders, together with the 2025 Convertible Noteholders, the “Convertible Noteholders”).

In response to the Proposal and with the consent of Frontier, on January 22, 2025, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain Senior Secured Noteholders and Convertible Noteholders (the “NDA Parties”). Pursuant to the NDAs, the Company shared Frontier’s Proposal with the NDA Parties.

As previously disclosed, on January 23, 2025, the combined hearing to consider confirmation of the Plan and final approval of the Disclosure Statement (the “Combined Hearing”) was adjourned from January 29, 2025 at 11am EST to February 13, 2025 at 10am EST. Such adjournment was intended to, among other things, allow for further analysis and exploration of the Proposal.

Following discussions among the Company, Frontier and the NDA Parties, the Company and the NDA Parties each determined that the Proposal would deliver less in value to the Company’s stakeholders than what was contemplated by the Company’s existing Plan, is uncertain as to timing and completion, including the need for regulatory and court approvals, and is not actionable considering it would require the NDA Parties to invest $350 million in equity, which they were not willing to do based on the terms of the Proposal. Furthermore, unless waived by the relevant Consenting Stakeholders, the Proposal would have required the Company to pay a $35 million backstop fee under the Company’s court-approved equity rights offering backstop agreement. The Company has determined, barring new developments, not to further delay its planned emergence from Chapter 11.

The Company continues to advance through its restructuring process, which will significantly deleverage the Company and position it for long-term success. As noted above, the Combined Hearing to consider confirmation of the Plan is currently scheduled for February 13, 2025 at 10am EST, and the Company expects to complete the restructuring in the first quarter of 2025.

The Company has attached as exhibits under Item 9.01 of this Current Report on Form 8-K certain communications and other materials exchanged between the Company and Frontier and their advisors, which are incorporated by reference into this Item 7.01.

Additional information about the Chapter 11 Cases, including access to Court filings and other documents related to the restructuring process, is available at https://dm.epiq11.com/SpiritGoForward or by calling Spirit's restructuring information line at (888) 863-4889 (U.S. toll free) or +1 (971) 447-0326 (international). Additional information is also available at www.SpiritGoForward.com.

The information included in this Current Report on Form 8-K under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, the Chapter 11 Cases, the Plan, the Disclosure Statement and the Proposal. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the impact of the Debtors’ bankruptcy filings, the Company’s ability to refinance, extend or repay its near and intermediate term debt, the Company’s substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments, the Company’s ability to complete the equity rights offering, the restructuring process and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. Furthermore, such forward-looking statements speak only as of the date of this Current Report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter from Frontier Airlines, Inc. to Spirit Airlines, Inc., dated January 7, 2025
99.2	Letter from Spirit Airlines, Inc. to Frontier Airlines, Inc., dated January 11, 2025
99.3	Letter from Frontier Airlines, Inc. to Spirit Airlines, Inc., dated January 16, 2025
99.4	Presentation to Spirit Airlines, Inc., dated January 16, 2025
99.5	Email dated January 24, 2025
99.6	Email dated January 28, 2025
99.7	Presentation to Spirit Airlines, Inc., dated January 28, 2025
99.8	Letter from Spirit Airlines, Inc. to Frontier Airlines, Inc., dated January 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2025	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel